AGREEMENT

            This Agreement is entered into this 24th day of August, 2004 by and between Groupo Aquinas, and Trans Max Technologies, Inc., a Nevada corporation.

RECITALS

1.         Whereas, Groupo Aquinas has entered into an Agreement to market and purchase of technology with Victor Vartovy, and;

            Whereas Trans Max Technologies, Inc. wishes to acquire the rights of Groupo Aquinas in the Marketing and Purchasing Agreement and;

            Whereas Groupo Aquinas is willing to assign their position in the contract with Victor Vartovy and;

            Whereas the parties intend for this to be a tax-free transfer under the provisions of the Internal Revenue Code as applicable,

             Now therefore it is hereby agreed as follows;

           a.         Groupo Aquinas hereby assigns all of their right, title and interest in the Agreement of August 23, 2004 between Groupo Aquinas and Victor Vartovy, to Trans Max Technologies, Inc.

          b.        In consideration, thereof, Trans Max Technologies, Inc. agrees to pay Groupo Aquinas by issuing 50,000,000 shares of stock in Trans Max Technologies, Inc. to Groupo Aquinas.

/s/ Raymond Brouzes
 Raymond Brouzes, President
Trans Max Technologies, Inc.

/s/ Samuel J. Higgins
 Samuel J. Higgins, Managing Director
Groupo Aquinas